UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 31, 2013

CTS CORPORATION

(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Company’s Telephone Number, Including Area Code:                                                                                                (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On November 6, 2013, CTS Corporation (the “Company”) announced that Thomas A. Kroll, a named executive officer of the Company, has resigned from his position of Vice President and Chief Financial Officer, effective March 31, 2014.  On November 11, 2013 CTS appointed Ashish Agrawal as Vice President and Chief Financial Officer to succeed Mr. Kroll.

    The Company and Mr. Kroll have entered into a Separation Agreement (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) on December 31, 2013 to provide for an orderly transition of duties, responsibilities and authority from Mr. Kroll to Mr. Agrawal, and to set forth the compensation arrangement between the Company and Mr. Kroll during and as a result of this transition period.

    Under the Separation Agreement, Mr. Kroll will remain employed at the Company until March 31, 2014 (the “Employment Period”), assisting with transition of duties, responsibilities and authority to Mr. Agrawal and assisting with other matters.  During the Employment Period, Mr. Kroll will: (1) continue to receive base salary at his current annual rate of $ 278,637.96; (2) be eligible to receive a pro-rated incentive award under the CTS Management Incentive Plan payable at the same time and in the same manner that awards under this plan are paid; (3) be eligible to receive a pro-rated award payable in 2016 under the 2013-2015 CTS Long Term Incentive Plan subject to achievement of certain goals; and (4) continue to participate in the Company’s pension, retirement savings, health and welfare and other employee benefit plans pursuant to the terms of such plans and if permitted by law.  Pursuant to the Separation Agreement, Mr. Kroll will also receive severance pay in the amount of fifteen months of salary payable in a lump sum payment on September 15, 2014, and certain other benefits typically included in such an arrangement as more fully described in the Separation Agreement attached hereto as an Exhibit.

    In accordance with the Consulting Agreement, as an independent contractor Mr. Kroll can earn up to $5,000 per month for the period commencing April 1, 2014 and ending September 30, 2014 for consulting and advisory services.  The Separation Agreement and Consulting Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the foregoing descriptions of these agreements are qualified in their entirety by reference to the full text of these agreements, which are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

Exhibit Number                    Description

Exhibit 10.1	Separation Agreement, dated as of December 31, 2013, by and between CTS Corporation and Thomas A. Kroll.

Exhibit 10.2	Consulting Agreement, dated as of December 31, 2013, by and between CTS Corporation and Thomas A. Kroll.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

                /s/ Robert J. Patton
  By:         Robert J. Patton
 Vice President, General Counsel
 and Secretary

Date:  January 7, 2014